UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

MIMECAST LIMITED

(Exact name of registrant as specified in its charter)

Jersey	001-37637	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Finsbury Avenue

London, EC2M 2PF

United Kingdom

(Address of principal executive offices)

(781) 996-5340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Ticker Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.012 par value per share	MIME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on December 7, 2021, Mimecast Limited, a public company incorporated under the laws of the Bailiwick of Jersey (“Mimecast”), entered into a Transaction Agreement with Magnesium Bidco Limited, a private limited company incorporated in England & Wales (“Buyer”), pursuant to which Buyer, or one of its affiliates, will acquire Mimecast in an all-cash transaction pursuant to a scheme of arrangement under Part 18A of the Companies (Jersey) Law 1991, as amended from time to time.

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired at 11:59 p.m. EST on January 20, 2022 and satisfies one of the conditions to closing of the proposed transaction. The transaction remains subject to other customary closing conditions, including approval by Mimecast shareholders and receipt of certain other regulatory approvals, and is expected to close in the first half of 2022.

Additional Information and Where to Find It

This communication has been prepared in respect of the proposed transaction involving Mimecast and Buyer, and may be deemed to be soliciting material relating to the transaction. On January 13, 2022, in connection with the transaction, Mimecast filed with the SEC a preliminary proxy statement on Schedule 14A relating to a meeting of shareholders. Additionally, Mimecast may file other relevant materials in connection with the transaction with the SEC. Investors and securityholders of Mimecast are urged to read carefully and in their entirety the proxy statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the transaction and related matters. The definitive proxy statement will be mailed to Mimecast shareholders. Investors and securityholders will be able to obtain a copy of the proxy statement, as well as other filings containing information about the transaction that are filed by Mimecast with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Mimecast’s website at www.mimecast.com.

Participants in the Solicitation

Mimecast and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Mimecast in respect of the transaction. Information about Mimecast’s directors and executive officers is set forth in the proxy statement for Mimecast’s 2021 Annual General Meeting, which was filed with the SEC on July 26, 2021. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on Mimecast’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Mimecast’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; (ii) the failure to obtain approval of the proposed transaction by Mimecast shareholders; (iii) the failure to obtain certain required regulatory approvals to the completion of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; (iv) the effect of the announcement of the proposed transaction on the ability of Mimecast to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability to meet expectations regarding the timing and completion of the proposed transaction; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Mimecast’s ability to pursue certain business opportunities; and (xi) the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission (SEC). As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2022	Mimecast Limited

	By:	/s/ Rafeal Brown
Rafeal Brown
Chief Financial Officer (Principal Financial and Accounting Officer)